                                                                   Exhibit 10.17


                                NETIQ CORPORATION

           AMENDED AND RESTATED 1998 STOCK INCENTIVE COMPENSATION PLAN

     SECTION 1.   PURPOSE

     The purpose of the NetIQ Corporation 1998 Stock Incentive Compensation Plan (the "Plan") is to enhance the long-term shareholder value of NetIQ Corporation, a Delaware corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Related Corporations (as defined in Section 2) and to acquire and maintain stock ownership in the Company.

     SECTION 2.   DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     "Award" means an award or grant made pursuant to the Plan, including, without limitation, awards or grants of Options and Stock Awards, or any combination of the foregoing.

     "Board" means the Board of Directors of the Company.

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the common stock, without par value, of the Company.

     "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company with or into another corporation; or

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as defined in Section 8.3) of the Company.

     "Disability," unless otherwise defined by the Plan Administrator, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity.

     "Effective Date" means the date on which the Plan is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and low per share sales prices for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

     "Grant Date" means the date on which the Plan Administrator completes the corporate action relating to the grant of an Award and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

     "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

     "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

     "Option" means the right to purchase Common Stock granted under Section 7.

     "Parent" means, except as otherwise defined in Section 8.3 in connection with Incentive Stock Options, any entity, whether now or hereafter existing, that directly or indirectly controls the Company.

     "Participant" means: (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Section 11; or (c) the person(s) to whom an Award has been transferred in accordance with Section 11.

     "Plan Administrator" means the Board or any committee or committees of the Board to administer the Plan under Section 3.1.

     "Related Corporation" means any Parent or Subsidiary of the Company.

     "Retirement" means retirement as of the individual's normal retirement date under the Company's 401(k) Plan or other similar successor plan applicable to salaried employees, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Section 9, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

     "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company.

     "Successor Corporation" has the meaning set forth in Section 12.3.

     SECTION 3.   ADMINISTRATION

3.1  Plan Administrator

     The Plan shall be administered by the Board and/or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board (a "Plan Administrator"). If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the members of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator

     Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

     SECTION 4.   STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

     Subject to adjustment from time to time as provided in Section 12.1, the number of shares of Common Stock that shall be available for issuance under the Plan shall be:

     (a) 4,228,950 shares plus;

     (b) an annual increase to be added as of the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (i) 1,000,000 shares, (ii) 5% of the adjusted average common shares outstanding of the Company used to calculate fully diluted earnings per share as reported in the Annual Report to shareholders for the preceding year, and (iii) a lesser amount determined by the Plan Administrator; provided, that any shares from any such increases in previous years that are not actually issued, shall be added to the aggregate number of shares for issuance under the Plan; plus

     (c) any shares subject to outstanding awards under the Company's 1997 Stock Incentive Compensation Plan (the "Prior Plan") on the Effective Date that cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), which shares shall no longer be available for grant and issuance under the Prior Plan, but shall be available for issuance under this Plan.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

4.2  Limitations

     (a) Subject to adjustment from time to time as provided in Section 12.1, not more than an aggregate of 1,400,000 shares shall be available for issuance pursuant to grants of Stock Awards under the Plan.

     (b) Subject to adjustment from time to time as provided in Section 12.1, not more than 1,000,000 shares of Common Stock may be made subject to Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to 2,000,000 shares to newly hired individuals, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3  Reuse of Shares

     Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in vested and nonforfeitable shares) shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that for purposes of
Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

     SECTION 5.   ELIGIBILITY

     Awards may be granted under the Plan to those officers, directors and employees of the Company and its Related Corporations as the Plan Administrator from time to time selects. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Related Corporations; provided such Participants render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

     SECTION 6.   AWARDS

6.1  Form and Grant of Awards

     The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

6.2  Settlement of Awards

     The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards, or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out for a payment in cash or Common Stock, an Option previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

6.3  Acquired Company Awards

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants.

     SECTION 7.   AWARDS OF OPTIONS

7.1  Grant of Options

     The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2  Option Exercise Price

     The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the Grant Date with respect to Nonqualified Stock Options. For Incentive Stock Options granted to a more than 10% shareholder, the option exercise price shall be as specified in Section 8.2.

7.3  Term of Options

     The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date. For Incentive Stock Options granted to a more than 10% shareholder, the maximum Option term shall be as specified in Section 8.2.

7.4  Exercise of Options

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant's Continuous Employment or
Service With the Company or Its                   Percent of Total Option
Related Corporations From the Option Grant Date   That Is Vested and Exercisable
------------------------------------------------- ------------------------------

After 1 year                                      25%

Each additional one-month period of continuous    An additional 1/48
service completed thereafter

After 4 years                                     100%



     To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by delivery to the Company of a written stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Company, accompanied by payment in full as described in Section 7.5. An Option may not be exercised as to less than a reasonable number of shares at any one time, as determined by the Plan Administrator.


7.5  Payment of Exercise Price

     The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, any combination of:

     (a) cash or check; or

     (b) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

     (c) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or

     (d) such other consideration as the Plan Administrator may permit.

     In addition, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the payment by a Participant of a full-recourse promissory note, (b) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a full-recourse loan obtained by the Participant from a third party. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans, installment payments or loan guarantees, including the interest rate and terms of and security for repayment.

7.6  Post-Termination Exercises

     The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Related Corporations, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

     (a) Any portion of an Option that is not vested and exercisable on the date of termination of the Participant's employment or service relationship (the "Termination Date") shall expire on such date, unless the Plan Administrator determines otherwise. (b) Any portion of an Option that is vested and exercisable on the Termination Date shall expire upon the earliest to occur of:

         (i)      the last day of the Option term;

         (ii) if the Participant's Termination Date occurs for reasons other than Cause, death, Disability or Retirement, the three-month anniversary of such Termination Date;

         (iii) if the Participant's Termination Date occurs by reason of Retirement, the one-year anniversary of such Termination Date; or

         (iv) if the Participant's Termination Date occurs by reason of Disability or death, the one-year anniversary of such Termination Date.


     Notwithstanding the foregoing, if the Participant dies after the Termination Date while the Option is otherwise exercisable, the portion of the Option that is vested and exercisable on such Termination Date shall expire upon the earlier to occur of (y) the last day of the Option term and (z) the first anniversary of the date of death, unless the Plan Administrator determines otherwise.

     Also notwithstanding the foregoing, in case of termination of the Participant's employment or service relationship for Cause, the Option shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

     A Participant's transfer of employment or service relationship between or among the Company and its Related Corporations, or a change in status from or to an employee to or from a consultant, shall not be considered a termination of employment or service relationship for purposes of this Section 7. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

     SECTION 8.   INCENTIVE STOCK OPTION LIMITATIONS

     To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  Dollar Limitation

     To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% Shareholders

     If an individual owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3  Eligible Employees

     Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4  Term

     Subject to Section 8.2, the term of an Incentive Stock Option shall not exceed 10 years.

8.5      Exercisability

     An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the Termination Date for reasons other than death or disability, (b) more than one year after the Termination Date by reason of Disability or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

     For purposes of this Section 8.5, Disability shall mean "permanent and total disability" as that term is defined for purposes of Section 422 of the Code.

8.6  Taxation of Incentive Stock Options

     In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7  Promissory Notes

     The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

     SECTION 9.   STOCK AWARDS

9.1  Grant of Stock Awards

     The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total shareholder return, where such goals may be stated in absolute terms or relative to comparison companies as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

9.2  Issuance of Shares

     Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

9.3  Waiver of Restrictions

     Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate; provided, however, that the Plan Administrator may not adjust performance goals for any Stock Award intended to be exempt under Section 162(m) of the Code for the year in which the Stock Award is settled in such a manner as would increase the amount of compensation otherwise payable to a Participant.

     SECTION 10.  WITHHOLDING

     The Company may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations (up to the minimum required federal tax withholding rate), in whole or in part, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any Award or any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Related Corporation.

     SECTION 11.  ASSIGNABILITY

     Awards granted under this Plan and any interest therein may not be assigned, pledged or transferred by the Participant and may not be made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, and, during the Participant's lifetime, such Awards may be exercised only by the Participant. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

     SECTION 12.  ADJUSTMENTS

12.1 Adjustment of Shares

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and the maximum number and kind of securities that may be made subject to Stock Awards and to Awards to any individual as set forth in Section 4.2, and (ii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Corporate Transaction shall not be governed by this Section 12.1 but shall be governed by Sections 12.2 and 12.3, respectively.

12.2 Dissolution or Liquidation

     In the event of the proposed dissolution or liquidation of the Company, the Plan Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Plan Administrator in its discretion may permit a Participant to exercise an Option until ten days prior to such transaction with respect to all vested and exercisable shares of Common Stock covered thereby and with respect to such number of unvested shares as the Plan Administrator shall determine. In addition, the Plan Administrator may provide that any forfeiture provision or Company repurchase option applicable to any Award shall lapse as to such number of shares as the Plan Administrator shall determine, contingent upon the occurrence of the proposed dissolution or liquidation at the time and in the manner contemplated. To the extent an Option has not been previously exercised, the Option shall terminate automatically immediately prior to the consummation of the proposed action. To the extent a forfeiture provision applicable to a Stock Award has not been waived by the Plan Administrator, the Stock Award shall be forfeited automatically immediately prior to the consummation of the proposed action.

12.3 Corporate Transaction

     In the event of a Corporate Transaction, except as otherwise provided in the instrument evidencing the Award, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or its parent corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Option, the Option shall terminate, but the Participant shall have the right immediately prior to the Corporate Transaction to exercise the Participant's Option to the extent the vesting requirements applicable to the Option have been satisfied.

12.4 Further Adjustment of Awards

     Subject to Sections 12.2 and 12.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.5 Limitations

     The grant of Awards shall in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. 12.6 Fractional Shares In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

     SECTION 13.  MARKET STANDOFF

     In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Award granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

     In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 13, to the same extent the purchased shares are at such time covered by such provisions.

     In order to enforce the limitations of this Section 13, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

     SECTION 14.  AMENDMENT AND TERMINATION OF PLAN

14.1 Amendment of Plan

     The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval shall be required for any amendment that would (a) increase the total number of shares available for issuance under the Plan, (b) modify the class of persons eligible to receive Options or (c) otherwise require shareholder approval under any applicable law or regulation. Any amendment made to this Plan that would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not, without the consent of the Participant, be applicable to such outstanding Incentive Stock Options but shall have prospective effect only. 14.2 Termination of Plan The Board may suspend or terminate the Plan at any time. Unless sooner terminated as provided herein, the Plan shall terminate ten years after the earlier of the Plan's adoption by the Board and approval by the shareholders.

14.3 Consent of Participant

     The amendment or termination of the Plan or the amendment of an outstanding Award shall not, without the Participant's consent, impair or diminish any rights or obligations under any Award theretofore granted to the Participant under the Plan; provided, however, that adjustments made pursuant to Section 12 shall not be subject to these restrictions. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

     SECTION 15.  GENERAL

15.1 Evidence of Awards

Awards granted under the Plan shall be evidenced by a written instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

15.2 No Individual Rights

     Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Corporation or limit in any way the right of the Company or any Related Corporation of the Company to terminate a Participant's employment or other relationship at any time, with or without Cause.

15.3 Registration

     Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

     To the extent that the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

15.4 No Rights as a Shareholder

     No Option or Stock Award denominated in units shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

15.5 Compliance With Laws and Regulations

     Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6 Participants in Foreign Countries

     The Plan Administrator shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Corporations may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

15.7 No Trust or Fund

     The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.8 Severability

     If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.9 Choice of Law

     The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of laws.

     SECTION 16.  EFFECTIVE DATE

     The Plan's Effective Date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

                                                                      APPENDIX I

         PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
         SUMMARY PAGE


                                                             Section/Effect of            Date of Shareholder
Date of Board Action            Action                       Amendment                    Approval
--------------------            ------                       ---------                    --------

December 16, 1998               Initial Plan Adoption                                     December 16, 1998

February 25, 2000               Amendment and Restatement    All share numbers in plan    May 11, 2000
                                to (1) increase size of      reflect all stock splits
                                pool; (2) add                effective on or prior to
                                Section 162(m)               February 29, 2000
                                limitations; (3) delete CA
                                Appendix

March 30, 2001                  Adopted by NetIQ Board of    All outstanding options      Not Applicable
                                Directors                    and shares available for
                                                             option grants

December 17, 2001               Amendment and Restatement                                 Not Applicable
                                to rename
                                Plan to NetIQ


                                                                     APPENDIX II

     NETIQ CORPORATION
     1998 STOCK INCENTIVE COMPENSATION PLAN

     NON-QUALIFIED STOCK OPTION LETTER AGREEMENT

TO:

     We are pleased to inform you that you have been selected by NetIQ Corporation (the "Company") to receive a stock option (the "Option") to purchase shares (the "Option Shares") of the Company's Common Stock under the Company's 1998 Amended and Restated Stock Incentive Compensation Plan (the "Plan").

     The terms of the Option are as set forth in this Agreement and in the Plan, a copy of which is attached. The Plan is incorporated by reference into this Agreement, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

     The most important terms of the Option are summarized as follows:

     1. Grant Date:                     April 16, 2001
     2. Number of Shares:               XXX shares
     3. Exercise Price:                 $22.58 per share
     4. Expiration Date:                April 16, 2011
     5. Vesting Base Date:              April 16, 2001
     6. Type of Option:                 Nonqualified stock option ("NSO")
     7. Vesting and Exercisability:     The Option will vest and become
                                        exercisable according to the following
                                        schedule:

     Date on and After Which Option Is  Portion of Total Option That Is
     ---------------------------------  -------------------------------
     Vested and Exercisable             Vested and Exercisable
     ----------------------             ----------------------



     At the end of each three-month               6.25%
     period of continuous service
     completed after Vesting Base Date

     April 16, 2005                               100%

     8. Termination of Option: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment or service relationship with the Company. The vested portion of the Option will terminate automatically and without further notice on the earliest of the dates set forth below. It is your responsibility
              --------
to be aware of the date your Option terminates.

     (a) three months after termination of your employment or service relationship with the Company for any reason other than Cause, Retirement, Disability or death;

     (b) one year after termination of your employment or service relationship with the Company by reason of Retirement, Disability or death; or

     (c) the Expiration Date;

except, that if the Company terminates your services for Cause you will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date the Company notifies you of your termination, unless the Plan Administrator determines otherwise. If you die while the Option is exercisable, the Option may be exercised until one year after the date of death or the Expiration Date, whichever is earlier. The Option must be exercised within three months after termination of employment for reasons other than death or Disability and one year after termination of employment due to Disability.

     9. Method of Exercise: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of shares of Common Stock for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing.

     10. Form of Payment: You may pay the Option exercise price, in whole or in part, in cash, by check or, unless the Plan Administrator determines otherwise, by (a) tendering (either actually or by attestation) shares of Common Stock held by you for a period of at least six months having a fair market value on the day prior to the date of exercise equal to the exercise price (you should consult your tax advisor before exercising the Option with stock you received upon the exercise of an NSO); (b) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price; or (c) such other consideration as the Plan Administrator may permit.

     11. Withholding Taxes: As a condition to the exercise of any portion of the Option that is treated as a nonqualified stock option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. Unless the Plan Administrator determines otherwise, you may satisfy the withholding obligation by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld. The Company may also deduct from the shares to be issued upon exercise of the Option any other amounts due from you to the Company.

     12. Transfer of UK employer's NIC: This Option is granted to you on the basis that you will bear the UK employer's NIC on the gain that may arise on exercise, assignment or release of the Option. In consideration of you receiving the Option, you agree to enter into an appropriate Inland Revenue approved election agreeing to bear such a liability after the format of the election has received UK Inland Revenue approval. The Option will lapse if you do not sign and return such an approved election within 30 days of the approved election being sent to you by the Company. You will bear such UK employer's NIC by a) giving the Company the irrevocable authority to sell sufficient Option Shares so that the net proceeds payable to the Company are equal to but not less than the amount of the NIC mentioned above; and/or b) by arranging for a payment equal to the amount of the NIC mentioned above to be made to the Company on or before the date the Option is exercised as agreed in advance with the Company.

     13. Limited Transferability: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death.

     14. Registration: At the present time, the Company intends to file and maintain a registration statement with respect to the Option Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration is no longer effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. By accepting the Option, you hereby acknowledge that you have read and understand Section 15.3 of the Plan.

     15. Binding Effect: This Agreement shall inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns. Please execute the following Acceptance and Acknowledgment and return it to the undersigned.

                                        Very truly yours,

                                        NETIQ CORPORATION

                                        By________________________________

                                          Charles M. Bosenberg
                                          President and Chief Executive Officer

=  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =  =

         ACCEPTANCE AND ACKNOWLEDGMENT

I, a resident of the state of ______________, accept the nonqualified stock option described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. In particular I understand that
Section 12 of the Agreement requires me to bear the UK employer's NIC arising on the exercise of this option and I will be required to enter an appropriate Inland Revenue approved election agreeing to bear such a liability after the format of the election has received UK Inland Revenue approval. The option will lapse if I do not sign and return such an approved election within 30 days of the approved election being sent to me by the Company. I have read and understand the Plan.

Dated:  ____________________________


_______________________________________    ___________________________________
Employee's National Insurance Number:      Name of Employee

                                           Address____________________________

                                           ___________________________________

                                           ___________________________________

FORM OF JOINT ELECTION BETWEEN EMPLOYER AND EMPLOYEE

----------------------------------------------------------------------
NAME OF EMPLOYEE:
----------------------------------------------------------------------
EMPLOYEE'S ADDRESS:




----------------------------------------------------------------------
EMPLOYEE'S
NATIONAL
INSURANCE NUMBER:
----------------------------------------------------------------------

1. Option(s) to which this election relates: (tick one)



   [] An option granted to me over [number of shares] ordinary shares of NetIQ Corporation on [date of grant] with an exercise price of [$] per share under the Rules of the NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan ("the Option").

   [] An option to be granted to me over [number of shares] ordinary shares of [nominal value] each in the capital of NetIQ Corporation within [12 months] of the date of this election under the Rules of the NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan ("the Option").

2. The gain on which the employee is liable as a result of this election

Where an individual is liable to NIC under section 4(4)(a) of the Social Security Contributions and Benefits Act 1992, any gain on the exercise, assignment, release, or cancellation of a share option which is chargeable to tax by virtue of section 135 Income and Corporation Taxes Act 1988 ("the Option Gain") is treated as earnings on which National Insurance Contributions may be due. National Insurance Contributions will be due for example, where there are arrangements to dispose of the shares or if there is a market in the shares when the options are exercised.

The purpose of this joint election is to transfer from my employer ("the Secondary Contributor") to me ("the Earner") the liability for 100% of any Secondary Class 1 National Insurance Contributions due on the Option Gain at the applicable rate at the time the option is exercised ("Employer's NIC").

The obligation to account for Employer's NIC under the terms of this election will cease with immediate effect on the earliest of the following events:

    .    The death of the above named employee;

    .    The terms of the election being satisfied;

    .    Both parties to this election jointly agreeing to revoke it;

     This election endures for only so long as there is a UK national insurance contributions liability on the Option Gain.

     If Inland Revenue approval is withdrawn from the format of this election, options that have already been granted will be unaffected, but this election will be invalid in relation to any options granted after the date approval is withdrawn. Furthermore, if Inland Revenue approval is withdrawn from the format of this election, no further elections in this format will be able to be made unless approval is regained.

3. Declaration

I, the undersigned, ("the Employee") hereby elect to meet and discharge any and all liability to Employer's NIC on the Option Gain.

4. Arrangements to account for Employer's NIC on the Option Gain

I agree to be bound by the terms of this election and I undertake to inform the Company immediately of the exercise of my Option. I irrevocably instruct and authorise the Company to procure upon exercise by me of the Option the sale of sufficient of the shares which I thereby acquire to raise funds to discharge such liability for Employer's NIC unless I have prior to or contemporaneously with such exercise provided to my employer in cash an amount sufficient to discharge the liability for Employer's NIC. In the event that I receive a payment in respect of the assignment, release or cancellation of the Option, I irrevocably instruct and authorise the Company to deduct sufficient funds from such payment that I receive to discharge such liability for Employer's NIC.

--------------------------------------------------------------------------------
SIGNED BY EMPLOYEE:                    ...................................
--------------------------------------------------------------------------------
PRINT NAME IN BLOCK
CAPITALS:                              ...................................

--------------------------------------------------------------------------------
DATE:                                  ...................................
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------
COMPANY:
--------------------------------------------------------------------------------
REGISTERED NUMBER:                     03498397
--------------------------------------------------------------------------------
ADDRESS:                               White Hart House
                                       High Street
                                       Limpsfield
                                       Surrey
                                       RH8 0DT
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PAYE REFERENCE:                        581/N3495
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CORPORATION TAX
REFERENCE:                             201/71370/22944

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                                       We acknowledge the election made by the
                                       Employee and undertake that we:

                                       .   have obtained the approval of the
                                           Inland Revenue to this election

                                       .   shall act as the agent of, and on
                                           behalf of, the Employee in
                                           discharging the liability for
                                           Employer's NI hereby accepted, in
                                           particular in ensuring that the
                                           instructions given above are carried
                                           into effect, and that the funds so
                                           raised or provided are duly paid to
                                           the Board of Inland Revenue within 14
                                           days of the end of the Income Tax
                                           month in which the share option gain
                                           is made.

--------------------------------------------------------------------------------
SIGNED FOR & ON                         ....................................
BEHALF OF THE
COMPANY:                                           (Director/Secretary*)
--------------------------------------------------------------------------------
DATE:
--------------------------------------------------------------------------------
* Delete as appropriate